UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

ZELTIQ Aesthetics, Inc. held its Annual Meeting of Stockholders on June 15, 2012. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for the one director, and for or against each other matter (or in the case of proposal 3, the votes for one year, two years and three years), and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in ZELTIQ’s definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2012.

1. ZELTIQ’s stockholders elected the one director proposed by ZELTIQ for re-election, to serve until ZELTIQ’s 2013 Annual Meeting of Stockholders or until her successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Jean George	29,354,175	314,334

There were 2,323,137 broker non-votes for this proposal.

2. ZELTIQ’s stockholders approved, on an advisory basis, a resolution approving the compensation of ZELTIQ’s named executive officers, as disclosed in ZELTIQ’s proxy statement. The tabulation of votes on this matter was as follows:

Shares voted for:	29,299,939
Shares voted against:	254,116
Shares abstaining:	114,454
Broker non-votes	2,323,137

3. ZELTIQ’s stockholders approved, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of ZELTIQ’s named executive officers, of three years. The tabulation of votes on this matter was as follows:

Shares voted for one year:	4,168,978
Shares voted for two years:	4,288,481
Shares voted for three years:	21,105,887
Shares abstaining:	105,163
Broker non-votes	2,323,137

4. ZELTIQ’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows:

Shares voted for:	31,649,711
Shares voted against:	327,809
Shares abstaining:	14,126
Broker non-votes	0

5. ZELTIQ’s stockholders approved the 2012 Stock Plan. The tabulation of votes on this matter was as follows:

Shares voted for:	28,238,917
Shares voted against:	1,406,200
Shares abstaining:	23,392
Broker non-votes:	2,323,137

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: June 19, 2012	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer